Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

THIS SECOND LOAN MODIFICATION AGREEMENT (this “Modification Agreement”) is made as of the 10th day of November 2010 between Federal Deposit Insurance Corporation as Receiver of Silverton Bank, N.A. (“Lender”) and BancTrust Financial Group, Inc., an Alabama corporation (“Borrower”).

RECITALS:

WHEREAS, The Bankers Bank, N.A. (“The Bankers Bank”) made a loan (the “Loan”) to Borrower in the original principal amount of up to $38,000,000.00 (the current principal balance being $20,000,000.00), as evidenced by that certain Promissory Note dated October 16, 2007 from Borrower to The Bankers Bank (as amended from time to time, the “Note”); and

WHEREAS, the Note is secured, in part, by that certain Loan Agreement between Borrower and The Bankers Bank dated October 16, 2007 (as the same may have been further amended from time to time, the “Loan Agreement” and, together with the Note and all other documents evidencing, securing or relating to the Loan Agreement and the Note, the “Loan Documents”); and

WHEREAS, the name of The Bankers Bank was changed to Silverton Bank, N.A. on January 1, 2008; and

WHEREAS, Federal Deposit Insurance Corporation was appointed as Receiver of Silverton Bank, N.A. on or about May 1, 2009; and

WHEREAS, the “Lender” under the Loan Agreement is now Federal Deposit Insurance Corporation as Receiver of Silverton Bank, N.A.; and

WHEREAS, Borrower and Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby amend the Loan Agreement as follows:

1.             Amendments to Loan Documents.  Subject to the conditions hereof, the Loan Documents are hereby amended as follows:

               (a)       Amendment to Maturity Date.  The term of the Loan shall be conditionally extended from October 16, 2010 until April 16, 2013 subject to satisfaction of those conditions referenced in Sections 1(b) and 1(d) of this Modification Agreement.  All principal, interest, and other sums due under the Loan Documents shall be due and payable on April 16, 2013.

               (b)       Principal Reduction.  On April 16, 2011, Borrower agrees to provide a payment of ten million dollars ($10,000,000.00) to be applied towards the principal balance of the Loan.  Should the Principal Reduction not be made by Borrower on or before April 16, 2011, Loan shall become immediately due and payable.

               (b)       Amendment to Interest Rate.  Prior to the Principal Reduction, the interest rate per annum to be applied to the unpaid principal balance of the Note shall be equal to LIBOR plus 4.50%.  Upon receipt of Principal Reduction, the interest rate per annum shall be equal to the WSJ Prime Rate.

               (c)       Amendment to Repayment Terms.  Prior to April 16, 2011, Borrower shall continue making quarterly interest-only payments as referenced in Loan Documents.  Commencing on April 16, 2011 and continuing on the same day of each quarter through and including April 16, 2013, Borrower shall make principal payments in the amount of Eight Hundred Thirty Three Thousand Three Hundred and Thirty Three Dollars ($833,333) each, plus a payment of all interest accrued and unpaid through the date of each such principal payment.  Borrower will pay all outstanding principal plus all accrued and unpaid interest and other sums then due under the Loan Documents on April 16, 2013.

               (d)       Collateral.  Prior to the Principal Reduction, existing Collateral consisting of all of the issued and outstanding shares of capital stock owned or hereafter acquired by the Borrower in the Bank Subsidiaries (as previously defined in Loan Agreement) shall remain as Collateral for Loan.  Upon receipt of Principal Reduction referenced in Section 1(b) of this Modification Agreement, Collateral shall be released and immediately exchanged for Ten Million Dollars ($10,000,000) in cash held in an Escrow Account. Escrow Account shall be held with an escrow agent that is determined to be satisfactory to Borrower and Lender.  Lender shall review escrow agreement and if, in Lender's sole discretion, it is satisfactory, then Lender shall provide written acceptance of such escrow agreement and only then the transfer and substitution of collateral may occur.

               (e)        Lender’s Address for Payments.  Borrower shall make all payments due under the Note and the Loan Documents to Lender at 3284 Northside Parkway NW, Atlanta, GA 30327-2245 or at such place as Lender may designate in writing.

               (f)        Amendment to Notice Provisions under the Loan Documents.  All notices under the Loan Documents shall be sent in accordance with the following provisions:

Notices.  Any notice required to be given under the Loan Documents shall be given in writing, and shall be effective when actually delivered, when deposited with a nationally recognized overnight courier, or if mailed, when deposited in the United States mail, as certified or registered mail with postage prepaid, directed to the addresses shown below.  Any party may change its address for notices under the Loan Documents by giving at least ten (10) days’ formal written notice to the other parties specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.  All notices sent to Lender shall be addressed to Federal Deposit Insurance Corporation as Receiver of Silverton Bank, National Association, Attention:  R. Paul Ridinger, 3284 Northside Parkway NW, Atlanta, GA 30327-2245.  All notices sent to Borrower shall be addressed to BancTrust Financial Group, Inc., 100 St. Joseph Street, Mobile, AL  36602, Attention:  Bibb Lamar.

        2.         Miscellaneous.

a.

Any and all references to the Loan Agreement in the existing Loan Documents shall be deemed to refer to such Loan Agreement as amended by this Modification Agreement. This Modification Agreement is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Modification Agreement is or may be inconsistent with any term or provision in any of the existing Loan Agreement, the terms and provisions of this Modification Agreement shall control. Except as expressly amended herein, the Loan Agreement and Loan Documents shall remain unchanged and in full force and effect, and the parties hereto hereby ratify and confirm all terms of the Loan Agreement and the Loan Documents as modified herein.

b.	Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Loan Agreement.

c.

Borrower hereby represents and warrants to Lender that (i) Borrower has the legal power and authority to execute and deliver this Modification Agreement; (ii) the officers/members/managers of Borrower have been duly authorized to execute and deliver this Modification Agreement and bind Borrower with respect to the provisions hereof; (iii) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Modification Agreement or, if required, it has been obtained; and (iv) this Modification Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

d.

Borrower acknowledges and agrees that each and every document, instrument or agreement, if any, which at any time has secured payment of the Loan including, but not limited to, the Note, the Loan Agreement, and all the other Loan Documents, each hereby continues to secure prompt payment when due of the Loan.

e.

Borrower represents and warrants that (i) upon execution of this Modification Agreement, no default will exist under the Loan Documents, (ii) no default under any of the Loan Documents will occur as a result of the execution and delivery of this Modification Agreement or the performance or observance of any provision hereof, (iii) the undersigned are duly authorized officer(s) of Borrower, (iv) such officer(s) have the power and authority to execute this Modification Agreement and to modify the Loan Agreement as provided herein, and (v) it presently has no claims or actions of any kind at law or in equity against Lender arising out of or in any way relating to the Loan Documents.

f.

This Modification Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements, and understandings relating to such subject matter. Except as expressly provided herein, this Modification Agreement shall not constitute an amendment, waiver, consent or release with respect to any provision of the Loan Agreement or the Loan Documents, a waiver of any default or Event of Default under the Loan Agreement or under any of the Loan Documents, or a waiver or release of any of Lender’s rights and remedies (all of which are hereby reserved).

g.	Time is of the essence of this Modification Agreement.

h.

This Modification Agreement may be signed in any number of counterpart copies and by the parties to this Modification Agreement on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Modification Agreement by facsimile transmission or when sent by e-mail as an Adobe Acrobat file (an “Adobe File”) shall be effective as delivery of a manually executed counterpart. Any party so executing this Modification Agreement by facsimile transmission or Adobe File shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission or Adobe File.

i.	This Modification Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, excluding its conflict of laws rules.

[SIGNATURES BEGIN ON THE NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be duly executed and sealed as of the date first above written.

BORROWER:

BancTrust Financial Group, Inc.

By:      /s/ W. Bibb Lamar, Jr.

Name: W. Bibb Lamar, Jr.

Title:   President and CEO

Attest: /s/ F. Michael Johnson

Name:  F. Michael Johnson

Title:    CFO

       [CORPORATE SEAL]

LENDER:

Federal Deposit Insurance Corporation as
Receiver of Silverton Bank, N.A.

By: /s/Paul Ridinger

Name: Paul Ridinger

Title: Post Closing Asset Manager and
Attorney-in-Fact pursuant to that certain
Limited Power of Attorney dated

1/31/2010

      [SEAL]